                                                                     Exhibit 4.2

                                                                  EXECUTION COPY





                             PAINE WEBBER GROUP INC.


                                       to


                            THE CHASE MANHATTAN BANK


                                 ---------------

                             Senior Debt Securities

                                 ---------------

                          Third Supplemental Indenture

                                 ---------------


                          Dated as of November 3, 2000


                           Supplementing the Indenture
                           Dated as of March 15, 1988

                                 ---------------
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                                    THIRD SUPPLEMENTAL INDENTURE dated as of
                           November 3, 2000, among PAINE WEBBER GROUP INC., a corporation duly organized and existing under the laws of Delaware (herein called the "Company"), having its principal office at 1285 Avenue of the Americas, New York, New York 10019, UBS AMERICAS INC., a corporation duly organized and existing under the laws of Delaware (herein called "UBS Americas"), having its principal office at 677 Washington Boulevard, Stamford, Connecticut 06901, and THE CHASE MANHATTAN BANK, a New York banking corporation (formerly known as Chemical Bank), as Trustee (herein called the "Trustee").


                                    RECITALS

                  The Company and the Trustee are parties to an Indenture dated as of March 15, 1988, as supplemented by the First Supplemental Indenture dated as of September 22, 1989 and the Second Supplemental Indenture dated as of March 22, 1991 (as so supplemented, the "Indenture"), relating to the issuance from time to time by the Company of its Securities. Capitalized terms used, and not otherwise defined, herein shall have the same meanings given them in the Indenture.

                  The Company, UBS AG, an Aktiengesellschaft organized under the laws of Switzerland, and UBS Americas (then known as Neptune Merger Subsidiary, Inc.), a wholly owned subsidiary of UBS AG have entered into an Agreement and Plan of Merger, dated as of July 12, 2000 (the "Merger Agreement"). Pursuant to the Merger Agreement, the Company will merge with and into UBS Americas, with UBS Americas as the surviving corporation (the "Merger"), the Merger to be effective upon the filing, in the office of the Secretary of State of the State of Delaware, of a certificate of merger (the "Effective Time").

                  The Company has requested the Trustee to join with it in the execution and delivery of this third supplemental indenture (this "Third Supplemental Indenture") in order to supplement and amend the Indenture, by amending certain provisions thereof, pursuant to which UBS Americas will expressly assume the due and punctual payment of the principal of (and premium, if any) and interest on all Securities and the performance of every covenant of the Indenture on the part of the Company to be performed or observed (the "Assumption"), as set forth in Section 801(1) of the Indenture.
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                  Section 801 of the Indenture provides that the Assumption must be effected through a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee.

                  Section 901 of the Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee, without the consent of any Holders, to evidence the succession of another corporation to the Company and assumption by any such successor of the covenants of the Company contained in the Indenture and in the Securities.

                  At the request of the Trustee, the Company (a) has furnished the Trustee with (1) an Officers' Certificate complying with the requirements of Sections 102 and 801(4) of the Indenture, stating, among other things, that the Merger and this Third Supplemental Indenture comply with Article Eight of the Indenture and that all conditions precedent provided for in the Indenture relating to the Merger and this Third Supplemental Indenture have been complied with and (2) an Opinion of Counsel complying with the requirements of Sections 102, 801(4) and 903 of the Indenture and (b) has delivered to the Trustee a Board Resolution as required by Section 901 of the Indenture authorizing the execution by the Company of this Third Supplemental Indenture and its delivery by the Company to the Trustee.

                  At the request of the Trustee, UBS Americas (a) has furnished the Trustee with (1) an opinion of counsel and (2) a Secretary's Certificate and
(b) has delivered to the Trustee a Board Resolution authorizing the execution by UBS Americas of this Third Supplemental Indenture and its delivery by UBS Americas to the Trustee.

                  All things necessary to make this Third Supplemental Indenture a valid agreement of the Company, UBS Americas and the Trustee, in accordance with the terms of the Indenture, and a valid amendment of and supplement to the Indenture have been done.

                  NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

                  For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

I.       AMENDMENTS TO THE INDENTURE

                  A. Assumption and Substitution. UBS Americas hereby assumes, as of the Effective Time, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance of every covenant of the Indenture on the part of the Company to be performed or observed. UBS Americas hereby succeeds to, and is substituted for, the Company in the Indenture, as of the Effective Time.
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II.      NOTICES

                  A. For purposes of Section 105(2) of the Indenture, the address of UBS Americas is 677 Washington Boulevard, Stamford, Connecticut 06901, Attention: Secretary.

                  B. UBS Americas hereby agrees to give the Trustee prompt notice of the Effective Time.

III.     NOTATION ON SECURITIES

                  A. All Securities authenticated and delivered after the Effective Time shall bear the following notation, which may be stamped or imprinted thereon:

                           "In connection with the merger of Paine Webber Group
                  Inc. (the "Company") into UBS Americas Inc. and pursuant to the Third Supplemental Indenture dated as of November 3, 2000, UBS Americas Inc. has assumed the due and punctual payment of the principal of (and premium, if any) and interest on this Security and the performance of every covenant of the Indenture on the part of the Company to be performed or observed."

                  UBS Americas shall arrange for and pay all expenses related to such notation.

IV.      GENERAL PROVISIONS

                  A. The recitals contained herein shall be taken as the statements of the Company and UBS Americas, and the Trustee assumes no responsibility for the correctness of same. The Trustee makes no representation as to the validity of this Third Supplemental Indenture. The Indenture, as supplemented and amended by this Third Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

                  B. The Trustee hereby accepts this Third Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Indenture.

                  C. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  D. This Third Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.
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                  IN WITNESS WHEREOF, the parties hereto have caused this Third
Supplemental Indenture to be duly executed, and their corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                        PAINE WEBBER GROUP INC.,

                                            by  /s/ Authorized Officer
                                               ---------------------------------
[SEAL]                                         Title: Senior Vice President

Attest:


 /s/
---------------------------

                                        UBS AMERICAS INC.,

                                            by  /s/ Louis Eber
                                               ---------------------------------
                                               Title: Executive Director


[SEAL]                                      by  /s/  Sandra Ward Costin
                                               ---------------------------------
                                               Title: Director


Attest:




                                        THE CHASE MANHATTAN BANK, as Trustee,

                                            by  /s/ Authorized Officer
                                               ---------------------------------
                                               Title: Vice President
---------------------------


[SEAL]

Attest: